UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 8, 2006

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware (State or other jurisdiction of incorporation or organization)	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 8, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 2.02. They are as follows:

• The 1st, 2nd, 3rd and 5th , and portions of the 8th paragraph, all relating to income and expense for the third quarter and the nine months ended September 30, 2006

• Certain portions of the 4th paragraph relating to net sales for the third quarter

• Certain portions of the 9th paragraph relating to balance sheet information

• The 12th paragraph relating to the conference call to be held on November 9, 2006

• The consolidated statements of income and consolidated balance sheets.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 8, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

• Certain portions of the 4th paragraph relating to proposed product launches

• The 6th paragraph relating to product launches and roll-outs

• The 7th paragraph relating to the September 2006 and anticpated 2007 specialty retail programs, and related matters

• Certain portions of the 9th paragraph relating to relating to 2006 guidance

• The 10th paragraph relating to 2006 guidance, SFAS 123(R) and 2006 anticipated after tax charges

• The 14th paragraph relating to forward looking information.

• The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The 11th paragraph of our press release dated November 8, 2006 relating to payment of quarterly dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated November 8, 2006 is furnished.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 8, 2006
Inter Parfums, Inc.

	By:	/s/ Russell Greenberg Russell Greenberg, Executive Vice President